Exhibit 32(a)

ONCOR ELECTRIC DELIVERY COMPANY LLC

Certificate of Chief Executive Officer

Pursuant to Section 906 of Sarbanes – Oxley Act of 2002

The undersigned, Robert S. Shapard, Chief Executive of Oncor Electric Delivery Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 4th day of May 2016.

/s/ Robert S. Shapard
Name:	Robert S. Shapard
Title:	Chief Executive

A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Company LLC and will be retained by Oncor Electric Delivery Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.